Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mr. Avraham Grundman, President
Havaya Corp.
51 Sheshet Hayamim St.
Kfar Saba, 44269 Israel

Dear Mr. Grundman:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Havaya Corp. on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated May 13, 2010, as of and for the periods ended March 31, 2010, December 31, 2009 and 2008. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC
Weinberg & Baer LLC
Baltimore, Maryland
May 17, 2010